Exhibit 99.1

Marlin Midstream Partners, LP’s to Acquire Legacy Gathering System for $162.5 Million from Azure Midstream Energy, LLC and Marlin’s General Partner to be Acquired by Azure,
Forming ~$500 Million Midstream Partnership with Significant Inventory of Future Dropdowns

•	Marlin to acquire the Legacy gathering system from Azure for $162.5 million

•	Marlin’s general partner and 90% of its incentive distribution rights to be acquired by Azure

•	Combination creates a Partnership with an enterprise value of over $500 million with a significant inventory of assets for future dropdowns from Azure
January 15, 2015 – Marlin Midstream Partners, LP (Nasdaq: FISH, “Marlin” or the “Partnership”) today announced that Marlin, its sponsor, NuDevco Midstream Development, LLC (“NuDevco”) and Azure Midstream Energy, LLC (“Azure”) have entered into definitive agreements that will result in Azure owning 100% of the general partner of Marlin and 90% ownership of the total outstanding incentive distribution rights (“IDRs”) in Marlin. In addition, Azure’s Legacy gathering system (the “Legacy system”) will be contributed to Marlin for $162.5 million (the “Dropdown Acquisition”), collectively the “Proposed Transactions”). NuDevco will retain all of its 10.7 million LP units, or 59.2% ownership stake, in Marlin, subject to an option granted to Azure to acquire 20% of such units from NuDevco in order to align interests and incentivize unit holder value creation.
The Legacy system consists of approximately 658 miles of high- and low-pressure gathering lines primarily under fixed-fee contracts that serve approximately 100,000 dedicated acres predominantly in the Cotton Valley formation in east Texas and northern Louisiana with access to seven major downstream markets. The Dropdown Acquisition is expected to be immediately accretive to Marlin’s distributable cash flow and the cash portion of consideration is expected to be fully funded under Marlin’s $225 million amended credit facility. The Proposed Transactions will result in a Partnership with a total enterprise value of over $500 million and new sponsorship provides visibility into future dropdowns.
Azure will retain the Center gathering system (the “Center system”) and the Holly gathering system (the “Holly system”) at the general partner level for future potential dropdown acquisitions into the Partnership over time. Azure gained control of the Center system, the Holly system and the Legacy system assets through the acquisition of TGGT Holdings, LLC from EXCO Resources, Inc. and BG Group plc and the acquisition of an ownership interest in the East Texas Gathering system from Tenaska Capital Management, LLC in November 2013 for total consideration of approximately $1.05 billion. The Center system consists of approximately 372 miles of high-pressure pipeline serving multiple formations, including the Haynesville, Bossier and the liquids-rich James Lime formation across approximately 370,000 dedicated gross acres primarily located in east Texas. The Holly system consists of approximately 335 miles of high- and low-pressure pipeline serving the Haynesville and Bossier Shale formations and the liquids-rich Cotton Valley formation across approximately 69,000 dedicated gross acres primarily located in northern Louisiana.
The combination of Azure and Marlin creates a diverse platform of midstream assets creating one of the largest gathering and processing systems in the Haynesville and horizontal Cotton Valley plays in east Texas and northern Louisiana. The combination is expected to offer enhanced scale and diversification that provides additional financial flexibility that will allow the combined Partnership to compete for greenfield development and acquisition opportunities across the midstream value chain. Further, the combination of a significant portfolio of long-term, fee-based contracts with high-quality producers, coupled with the potential for organic capital opportunities across multiple geographies, provides meaningful visibility to long-term growth for the Partnership. The complementary services offered by Azure and Marlin are also expected to create attractive operational and financial synergies for both entities.
Marlin’s Chairman and Chief Executive Officer, W. Keith Maxwell III said, “We are excited to combine our assets with Azure and look forward to a successful collaboration of our talented employees to build a first class midstream services provider. This transaction diversifies and expands the Partnership’s service offerings and customer base, and positions the combined Partnership for materially accelerated distribution growth over the coming years that is immediately accretive to Marlin unitholders, including the common and subordinated units that I, indirectly through NuDevco, continue to own. Further, we expect Azure’s seasoned management team and high quality operating assets will create additional value from Marlin’s existing and now expanded asset base.”
“This transaction advances Azure’s strategic objectives of becoming part of a larger, public MLP capable of providing access to growth capital for acquisitions, and further diversifies our customer base and midstream service offerings by expanding Azure with Marlin’s new and efficient processing assets within our core areas” said I.J. “Chip” Berthelot, Chief Executive Officer, President and Director of Azure. “With this combination, we have expanded the set of services offered to our customers. This enables us to capture significant synergies between the systems and maximize returns on future investments, as well as compete more effectively for bolt-on acquisitions and step-out expansions in other areas.”
Expected Closing
The Proposed Transactions are expected to close during the first quarter of 2015, subject to customary closing conditions and necessary financings. The Proposed Transactions are not conditioned upon the approval of the holders of the limited partner interests of Marlin.
Strategic Rationale

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Strong sponsorship with continued alignment of interests to drive unitholder value: Azure is fully incentivized to grow distributions at the Partnership via capitalizing on synergies and potential drop downs into the Partnership over time. Additionally, Azure’s sponsors, Energy Spectrum and Tenaska Capital Management can provide access to substantial investment capital and a broad portfolio of midstream energy assets to facilitate new business opportunities.

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Increased size, scale, and diversity: Together, Azure and Marlin have a unique and diverse set of midstream assets and services with long-term growth potential and operating and financial synergies in the long-lived, natural gas production from east Texas and northwest Louisiana. The combined Partnership is expected to generate 2015 EBITDA of approximately $47 - 53 million and to have a total enterprise value of over $500 million. By building scale, the Partnership expects to have increased access to capital at an improved cost that will better position the Partnership to secure and execute on sizable and accretive organic development and acquisition opportunities.

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Greater cash flow stability and visibility:  Approximately 86% of the combined Partnership’s expected 2015 gross margin is under fixed-fee contracts, 52% of which is under firm, minimum volume commitment contracts with minimal commodity price risk.

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Distribution growth potential: A significant existing inventory that potentially can be dropped down to the Partnership, coupled with Azure’s current senior management team that has a significant track record of value creation from both major greenfield project development and acquisitions with enhanced dropdown and acquisition focus, positions the Partnership to target mid-double digit distribution growth over the next several years, placing the partnership as a top-tier distribution growth Master Limited Partnership.

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Significant revenue and cost synergies: Given the complementary nature of Azure and Marlin’s business operations, the Partnership is positioned to realize significant commercial and operating synergies as a result of the combination. In addition, it is management’s intent to further expand across the value chain through future development opportunities and incremental third party acquisitions. Azure and Marlin expect to fully realize a financial impact from the synergies of approximately $6 to $13 million on an annual run rate within the next 12-24 months. Savings are expected to be realized through the alignment of assets to maximize commercial and operating efficiencies, and corporate expense consolidation, as well as significant cost of capital cost savings.

Future Dropdown Potential from Azure
The two remaining gathering systems of Azure comprising the Center system and the Holly system - are expected to be available as future potential dropdown acquisitions into Marlin.
The Center system is primarily located within the San Augustine, Nacogdoches, Sabine, Panola and Shelby counties in east Texas and currently serves multiple formations with 370,000 dedicated acres from the Haynesville, Bossier and the liquids-rich James Lime formations. The Center system consists of approximately 372 miles of high-pressure pipeline covering a wide range of undedicated and undeveloped acreage. The system is capable of supporting significant incremental growth without deploying large amounts of additional capital. The Center system includes six amine treating plants with combined capacity of 952 MMcf/d, 2,680 horsepower of compression, and access to five major interconnect access points that offer customers superior deliverability. The Center system is supported by gas gathering agreements with several customers; some of which include minimum revenue commitments through 2020.
The Holly system is primarily located within the Desoto, Red River and Caddo parishes of northern Louisiana and currently serves the Haynesville and Bossier Shale formations and the liquids-rich Cotton Valley formation. The Holly system consists of approximately 335 miles of high- and low-pressure pipeline serving approximately 69,000 of life of lease, dedicated gross acres that have throughput of approximately 625 MMcf/d for the preceding nine month period. The Holly system also includes four amine treating plants with combined capacity of 920 MMcf/d and 2,680 horsepower of compression. The Holly system connects to eight downstream access points, providing shippers with access to significant off-take capacity.

The Holly and Center systems are supported by gas gathering agreements with both BG Group, plc and EXCO Resources, Inc. pursuant to which both parties have jointly agreed to a 584 MMcf/d minimum volume commitment with respect to their collective production gathered by both systems.
Headquarters and Management
Upon closing of the Proposed Transactions, the combined Partnership will have its corporate office headquartered in Dallas, Texas with a continuing commercial presence in Houston, Texas. The combined Partnership will be led by Azure’s current executive management team, including Mr. Berthelot, currently Chief Executive Officer, and Azure’s team of midstream veterans. The remaining partnership positions will be comprised of both Azure and Marlin personnel. The combined Partnership’s newly constituted Board of Directors will include representatives from both Azure’s principal sponsors, Energy Spectrum Capital, and Tenaska Capital Management, Independent Directors, and Marlin. The final composition of the Board of Directors is expected to be finalized prior to the closing of the Proposed Transactions. Upon closing, Marlin’s Chairman and Chief Executive Officer, Mr. Maxwell will step down from day-to-day management at Marlin; however, Mr. Maxwell has elected to maintain 100% of his common and subordinated unit equity stake in the combined Partnership, subject to Azure’s option with respect to 20% of those units. Additionally, Mr. Maxwell will continue to serve as a director of the combined Partnership. Following the closing, NuDevco and Mr. Maxwell will own 10% of Marlin’s incentive distribution rights, 1.9 million limited partner units and 8.7 million subordinated units.
Legacy System Dropdown Acquisition
The Legacy system is primarily located within Harrison, Panola and Rusk counties in Texas and Caddo parish in Louisiana and currently serves the Cotton Valley formation, the Haynesville Shale formation and the shallower producing sands in the Travis Peak formation. The Legacy system consists of approximately 658 miles of high- and low-pressure gathering lines and served approximately 100,000 dedicated acres with access to seven major downstream markets.
The Legacy system is expected to be accretive to Marlin’s distributable cash flow during 2015 and is expected to enable Marlin to increase its 2015 distribution to $1.65 - $1.80 per unit, an 18% increase from the mid-point of the range.
The Legacy system has access to producing acreage not directly accessible to Marlin, offering an immediate step-out opportunity. The Legacy system cash flows are primarily fee-based anchored by long-term contracts with primary terms through 2017 and 2022. Major customers contracted on the Legacy system include BP plc and Devon Energy Corporation among others. The transaction is subject to customary closing conditions, lender approvals, and obtaining necessary financing.
Advisors
Wells Fargo Securities, LLC acted as the exclusive financial advisor to NuDevco, and Andrews Kurth LLP acted as legal counsel for NuDevco. Simmons & Company International acted as the exclusive financial advisor to Marlin’s Conflicts Committee, and Akin Gump Strauss Hauer & Field LLP acted as legal counsel for Marlin’s Conflicts Committee.

BofA Merrill Lynch acted as the exclusive financial advisor to Azure, and Vinson & Elkins LLP and Latham Watkins LLP acted as legal counsel for Azure.
Conference Call
The Partnership will host a conference call Thursday, January 15, 2015, at 1:00 p.m. EST to discuss the Proposed Transactions. The conference call may be accessed live at the investor relations section of the Marlin website at www.marlinmidstream.com. The live call may also be accessed by dialing 1-877-815-2357 for domestic users or 1-330-968-0354 for international users. The passcode for both phone numbers is 67832655. Additionally, a presentation summarizing transaction highlights will be available on the Marlin website prior to the call.
A replay of the audio webcast may be accessed on the Marlin website shortly following the conference call and will be available through January 22, 2015. The replay may also be accessed by dialing 1-855-859-2056 for domestic users or 1-404-537-3406 for international users. The passcode for both phone numbers is 67832655. Follow up inquiries regarding the Proposed Transactions should be directed to Eric Kalamaras at 214-206-9499.
About Marlin Midstream Partners, LP
Marlin is a fee-based, growth oriented Delaware limited partnership formed to develop, own, operate and acquire midstream energy assets. Marlin currently provides natural gas gathering, transportation, treating and processing services, NGL transportation services and crude oil transloading services. Headquartered in Houston, Texas, Marlin's assets include two related natural gas processing facilities located in Panola County, Texas, a natural gas processing facility located in Tyler County, Texas, two natural gas gathering systems connected to its Panola County processing facilities, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines and three crude oil transloading facilities containing six crude oil transloaders.
www.marlinmidstream.com
About Azure Midstream Energy, LLC
Azure is a midstream company with a focus on owning, operating, developing and acquiring midstream energy infrastructure in core producing areas in the United States. Azure currently provides natural gas gathering, compression, treating and processing services in northern Louisiana and east Texas in the prolific Haynesville and Bossier Shale formations, the liquids-rich Cotton Valley formation and the shallower producing sands in the Travis Peak formation.
www.azuremidstream.com
About Energy Spectrum Capital
Energy Spectrum Capital, together with its affiliated funds, is an energy and midstream focused private equity firm that has raised over $3.5 billion in capital commitments focused on investing in North America’s energy infrastructure.
www.energyspectrum.com

About Tenaska Capital Management
Tenaska Capital Management, together with its affiliated funds, is a leading private equity firm focused on North America energy investments that has completed over $6.5 billion of acquisitions and development projects, primarily in the power and midstream sectors.
www.tenaskacapital.com
Cautionary Language
This press release contains forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate revenues, income or cash flow or to make distributions are forward-looking statements. The forward-looking statements in this press release include statements regarding Azure and Marlin and their respective affiliates, including statements about (i) the parties ability to consummate the transactions described herein (ii) the benefits such transactions will provide to Marlin, including Marlin’s ability to successfully make future acquisitions, to maintain or increase future distributions, and to capitalize on certain commercial and operational synergies and (iii) the anticipated financial performance of Marlin following the completion of the transactions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations of Azure and Marlin may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Azure’s and Marlin’s ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future, including, among others, conditions in the capital and credit markets; the ability to achieve synergies and revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets; commodity prices; weather conditions; environmental conditions; business and regulatory or legal decisions; the timing and success of business development efforts; terrorism; and other uncertainties. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on Azure’s and Marlin’s results of operations or financial condition.  Because of these uncertainties, you are cautioned not to put undue reliance on any forward-looking statement.
Investor Relations Contact
Azure Midstream Partners, LLC
Eric T. Kalamaras – Chief Financial Officer
214-206-9499

Media Relations Contact
Steven C. Sullivan
518-587-5995